Exhibit 10.4

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit marked with brackets and asterisks have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Agrify Corporation Binding Term Sheet

For Purchase Agreement

To 4D Bios, Inc.

This term sheet (the “Term Sheet”) sets forth the binding terms and conditions for certain equipment purchases between 4D Bios, Inc. (“Supplier”) and Agrify Corporation, a Nevada corporation (“Company”).

Parties:	“Supplier”: 4D Bios, Inc. “Company”: Agrify Corporation

Agreement:	Company and Supplier will agree to one or more purchase orders for certain hardware products manufactured by 4D Bios, Inc. as more particularly described herein.

Covered Products:	Horticultural lights manufactured by Supplier ([****]) and sold by Agrify as “Model R” lights (each light a “Unit”) that is currently Agrify’s part number [****], and that complies with the requirements set forth in the then-applicable Agrify “Source Control Drawing.”

Covered Customers; Term:	All Units sold to Agrify customers during the term of the Agreement. This Agreement shall be effective as of July 10, 2020 (the “Effective Date”) and cover all purchases by Company until December 31, 2020.

Supplier-Company Terms:	Supplier will sell Units to Company on the following terms:

a)	Supplier will sell Units to Company at $[****] USD per Unit (“Supplier Cost”),
b)	Company will be responsible for all duties, tariffs, shipping, any insurance costs, and all other direct costs for Units from Supplier’s place of manufacture to Company’s location or other location designated by Company (“Company Cost”),
c)	“Total Cost” for a Unit shall mean Supplier Cost plus Company Cost attributable to such Unit,

Supplier shall be paid for Units as follows:

d)	No payment to Supplier shall be due upon Supplier’s acceptance of a Company Purchase Order for Units;
e)	Company shall pay Supplier $[****] USD per Unit upon notice by Supplier that all of the ordered Units will be delivered within [****] weeks.
f)	Company shall pay Supplier an additional $[****] USD per Unit upon notification of the Units be ready to ship for the Units ordered in a PO. The remainder of purchase price funds received by Company for such Units shall be applied towards Company’s Cost for such Units, then

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For Units procured through a payment plan (e.g., payments 2, 3, etc.):

g)	Any subsequent purchase price amounts received by Company for such Units shall be paid in an amount proportionate to each party’s remaining Cost associated with such Unit, until the Total Cost amount has been received, then
h)	The net profits from sales of Units shall be evenly shared by Company and Supplier thereafter.
i)	Payment schedule and allocations. The Supplier shall receive the second payment within [****] months of shipment and the third payment within [****] months of shipment. The amounts are as follows. If the Company Cost are different from listed below, the payment allocations can be adjusted. Both parties agree that if the second payment and/or third payment are not received, each party will share the risk equally.

[****]

When there is a full purchase price upfront sales agreement for the Units, Supplier shall be paid a total of $[****] per Unit (“Supplier Profit Price”), with amounts already paid to Supplier for such Unit deducted from the Supplier Profit Price, within thirty (30) business days of Company receiving purchase price amounts or within ninety (90) days of the shipment from Supplier’s factory whichever comes first.

The Company is required to order a minimum quantity of [****] Units by December 31, 2020 and is required to pay Supplier the Supplier Cost for those number of Units not ordered.

In the event that Company does not order at least [****] Units by December 31, 2020, then Company shall pay Supplier an amount equal to $[****] USD per Unit that has been received and accepted by Company under this Agreement, excluding those Units where the Supplier Profit Price has been paid.

Upon request, Company shall provide to Supplier 1) a copy of each Customer purchase order and/or sales document of Company that pertains to sales of Units that includes Customer payment terms, Unit sales price, and number of Units and excludes any Customer specific information, and 2) copies of Company invoices, payments, etc. that pertain to Company Costs.

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Confidentiality:	This Term Sheet is confidential to the Parties and their respective representatives and is subject to the confidentiality agreement(s) entered into between the Parties, which shall continue in full force and effect.

Unit Requirements:

Notwithstanding the above, Company shall have no financial obligation in support of warranty-related Hard Costs as cost for a 5- year manufacturer’s warranty is already included in the Supplier Cost to Company. Hard Costs means any material and transport costs and shall exclude any costs associated with trouble shooting or root cause analysis of the warranty related issue.

All Units delivered under this Agreement shall comply with Underwriter Laboratory and Design Light Consortium certification requirements.

Governing Law:

THIS TERM SHEET SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE COMMONWEALTH OF MASSACHUSETTS. ALL DISPUTES SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION IN THE STATE OR FEDERAL COURTS IN THE COMMONWEALTH OF MASSACHUSETTS.

Miscellaneous:

This Term Sheet may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Term Sheet have been inserted for reference only and shall not be deemed to be a part of this Term Sheet.

Third Party Beneficiaries:

Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Term Sheet.

[Signature Page Follows]

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IN WITNESS WHEREOF, Company and Supplier have caused this Agreement to be executed as of the Effective Date.

Supplier: 4D Bios	Company: Agrify Corporation

By:	By:
Name:	Name:	Raymond Chang

Title:	Title:	CEO

Date:	Date:

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